United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
December 18, 2013

Fidelity National Information Services, Inc.
(Exact name of Registrant as Specified in its Charter)

1-16427
(Commission File Number)

Georgia	37-1490331
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)
601 Riverside Avenue
Jacksonville, Florida 32204
(Addresses of Principal Executive Offices)

(904) 438-6000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 18, 2013, Fidelity National Information Services, Inc. (“FIS”) elected Leslie Muma to its Board of Directors, increasing the number of Directors from nine to ten.
A founder and former CEO of a multi-billion-dollar FinTech company, Muma brings more than four decades of financial services experience and leadership to the position. In 1984, Muma merged several organizations to form Fiserv, one of the largest FinTech providers in North America. As president and chief operating officer, Muma led dramatic organic growth and oversaw numerous acquisitions before becoming chief executive officer in 1999. In this role, he grew the company from a small, multi-million-dollar, private company with just two locations to a multi-billion-dollar, publicly-traded company from which he retired in 2006.

In addition to his role on the FIS board, Muma serves as a director of the Gold Shield Foundation and is a member of the University of South Florida Foundation Board, co-chairing its Capital Campaign. He also is a director of MGIC Investment Corporation.

A copy of the related press release is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1     Press Release dated December 19, 2013.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Information Services, Inc.
Date December 19, 2013	By:	/s/ Michael P. Oates
		Name:	Michael P. Oates
		Title:	Corporate Executive Vice President,
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated December 19, 2013.